UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2011

Cadence Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33103	41-2142317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12481 High Bluff Drive, Suite 200

San Diego, California 92130

(Address of principal executive offices, including zip code)

(858) 436-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities

On November 28, 2011, Cadence Pharmaceuticals, Inc. (the “Company”) commenced a restructuring of the Company’s workforce, resulting in a reduction in force of approximately 7%, or 17 of 244 employees, primarily in its development and general and administrative areas. No field sales employees were included in the reduction in force.

The Company took these steps in order to focus its resources on commercialization activities for OFIRMEV® (acetaminophen) injection, and reduce programmatic costs that are not directly associated with such efforts. The Company expects to substantially complete its restructuring plan in the fourth quarter of 2011.

The Company expects to incur cash expenditures related to the restructuring of approximately $1.1 million in connection with one-time employee termination costs, including severance and other benefits. Net restructuring charges for the fourth quarter of 2011 are expected to be approximately $0.8 million, consisting of one-time employee termination costs, a bonus accrual adjustment and net stock-based compensation charges. The Company estimates this reduction in force will decrease annualized expenditures by approximately $3.8 million, including reducing cash expenditures by approximately $3.3 million and reducing non-cash stock-based compensation expenditures by approximately $0.5 million. The estimates of costs and savings that the Company expects to incur and the timing thereof are subject to a number of assumptions and actual results may differ.

Forward-Looking Statements

The Company cautions readers that statements included in this report that are not a description of historical facts are forward-looking statements. For example, forward-looking statements include the Company’s expectations with respect to the planned restructuring, including the amount of termination costs, charges to be incurred, expenditure reductions and the Company’s plans to continue to focus its resources on OFIRMEV. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of its plans will be achieved. Actual results may differ materially from those set forth in this report due to the risks and uncertainties, including, without limitation, the Company’s ability to retain qualified personnel and recruit in the future, constraints on the Company’s operations stemming from the restructuring, including a reduced capacity to evaluate and conduct development activities, and other risks detailed in the Company’s press releases as well as in the Company’s periodic and other public filings with the SEC.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADENCE PHARMACEUTICALS, INC.

By:	/s/ Hazel M. Aker
Hazel M. Aker
Senior Vice President, General Counsel and Secretary

Date: November 29, 2011